NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Paul Frenkiel, CFO
(215) 735-4422 ext. 5255

REPUBLIC FIRST BANCORP, INC.
REPORTS SECOND QUARTER EARNINGS

Philadelphia, PA, July 30, 2008 – Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported second quarter 2008 earnings of $1.2 million or $.11 per diluted share.

Income Statement
(dollars in thousands, except per share data)

	Three months ended
			%		%
	6/30/08	3/31/08	Change	6/30/07	Change
Total revenues*	$7,840	$7,887	-1%	$8,265	-5%

Net income	$1,189	$(2,778)	143%	$1,968	-40%

Diluted net income per share	$0.11	$(0.27)	141%	$0.18	-39%

* Net interest income plus noninterest income

Balance Sheet
(dollars in millions)

			%		%
	6/30/08	3/31/08	Change	6/30/07	Change
Total assets	$948	$999	-5%	$1,025	-8%

Total deposits	$729	$750	-3%	$798	-9%

Total loans (net)	$784	$787	-	$829	-5%

Chief Executive Officer’s Statement

In commenting on the Company’s financial results, Harry D. Madonna, Chief Executive Officer noted the following  highlights:

➢	Core deposits grew 8% on a linked quarter basis.
➢	Credit quality stabilized as nonperforming assets were reduced to $17.4 million at June 30, 2008, down from $26.0 million at December 31, 2008.
➢
The net interest margin stabilized in the quarter to 3.19%, which was flat compared to the first quarter. As a result of significant maturities of higher cost certificates of deposit, margins should begin to show meaningful improvement in the remaining quarters of 2008.

➢
Noninterest expenses were reduced to $6.1 million in the quarter from $6.5 million in the prior quarter, primarily as a result of reduced expenses related to other real estate owned. Salary expense was also modestly reduced.

➢
A successful $10.8 million trust preferred offering generated significant capital for growth, resulting in a 10%+ tier one leverage ratio. As a result of higher long term investment rates , the Company was able to offset the future interest cost with investments in full faith and credit government securities.

➢	Tier one leverage capital amounted to 10.7% at June 30, 2008.

Harry D. Madonna, Chief Executive Officer, stated, “We believe that the second quarter marked a significant milestone in the Company’s  primary goal of increasing shareholder value. The Company’s  issuance of  $10.8 million of trust preferred securities included a significant investment by Mr. Vernon Hill.  That additional capital is available to fund future growth, and results in a tier one leverage ratio which now exceeds 10%.  More notably, Mr. Hill became a consultant to the Company with the goal of significantly expanding the Bank’s lower cost deposits and thereby increasing earnings. Mr. Hill’s consultancy encompasses  various strategies by which he built  his previously affiliated institution’s distribution systems into one of the largest and most noteworthy in the country.  His branch banking and related strategies are arguably the most successful in the history of modern banking. Previously the Company had emphasized banking for small businesses and professionals, with minor emphasis on individuals. Now, we are committed to driving forward on a fast track to implement these  retail strategies.

Additionally, nonperforming assets declined to $17.4 million from $26.0 million at December 31, 2007 and $19.5 million at March 31, 2008.”

(dollars in thousands, except per share data)

	Three months ended					Six months ended
			%		%			%
	6/30/08	3/31/08	Change	6/30/07	Change	6/30/08	6/30/07	Change
Total revenues*	$7,840	$7,887	-1%	$8,265	-5%	$15,727	$16,470	-5%

Total operating expenses	$6,061	$6,448	-6%	$5,283	15%	$12,509	$10,278	22%

Net income	$1,189	$(2,778)	143%	$1,968	-40%	$(1,589)	$4,072	-139%

Diluted earnings per share	$0.11	$(0.27)	141%	$0.18	-39%	$(0.16)	$0.38	-142%

* Net interest income plus
noninterest income

Total revenues of $7.8 million for the second quarter approximated the first quarter amount. The lower revenues in 2008 compared to the prior year, reflected lower loan balances which also contributed to a lower net interest margin.  Operating expenses were reduced 6% to $6.1 million from $6.5 million in the prior quarter primarily as a result of reduced other real estate owned expenses. Expenses were higher in 2008 compared to the prior year, primarily as a result of such expenses.

Net Interest Income and Net Interest Margin

Net interest income (on a tax equivalent basis) of $7.1 million in the second quarter, compared to $7.3 million in the first quarter and $7.6 million for the prior year period. The lower current year amounts reflected lower balances of loans and securities, and a lower net interest margin. As a result of higher rate certificate of deposit maturities, management believes that margins should improve going forward. The net interest margin was 3.19% in both linked quarters, compared to 3.26% for the prior year quarter. We expect net interest margin to improve.

Noninterest Income:
	Three months ended					Six months ended
			%		%			%
	6/30/08	3/31/08	Change	6/30/07	Change	6/30/08	6/30/07	Change
Deposit charges, service fees	$297	$287	3%	$280	6%	$584	$582	-
Other income	539	378	43%	475	13%	917	813	13%
Noninterest Income	$836	$665	26%	$755	11%	$1,501	$1,395	8%

Noninterest Expenses:
	Three months ended					Six months ended
			%		%			%
	6/30/08	3/31/08	Change	6/30/07	Change	6/30/08	6/30/07	Change
Salaries and employee benefits	$ 2,703	$ 2,730	-1%	$ 2,545	6%	$ 5,433	$ 5,161	5%
Occupancy	595	603	-1%	604	-1%	1,198	1,141	5%
Depreciation and amortization	339	326	4%	355	-5%	665	689	-3%
Legal	274	197	39%	195	40%	471	272	73%
Other real estate	382	1,016	-62%	17	2,147%	1,398	20	nm
Advertising	149	129	16%	159	-6%	278	244	14%
Data processing	203	203	0%	155	30%	406	314	29%
Insurance	148	104	42%	94	57%	252	187	35%
Professional fees	144	99	46%	124	17%	243	250	-3%
Regulatory assessments and costs	178	52	242%	44	305%	230	87	164%
Taxes, other	251	261	-4%	211	19%	512	414	24%
Other operating expenses	695	728	-4%	780	-11%	1,423	1,499	-5%
Total noninterest expenses	$ 6,061	$ 6,448	-6%	$ 5,283	15%	$ 12,509	$ 10,278	22%

Noninterest expenses were reduced to $6.1 million from $6.5 million in the prior quarter, or  6%, primarily as a result of reduced other real estate owned expenses. Expenses were higher in 2008 compared to the prior year, primarily as a result of such expenses. Salaries and employee benefits expenses amounted to $2.7 million in each quarter of 2008. Such expenses increased $158,000, or 6%, in the current quarter compared to the prior year period. Additionally, regulatory assessments increased to $178,000 in the current quarter, primarily as a result of increases in statutory FDIC insurance rates.

Balance Sheet Highlights
(dollars in thousands)
			%		%
	6/30/08	3/31/08	Change	6/30/07	Change
Total assets	$ 947,589	$ 999,163	-5%	$1,024,580	-8%

Total loans (net)	784,115	787,345	0%	828,937	-5%

Total deposits	728,559	749,532	-3%	798,170	-9%

Total core deposits*	346,885	322,433	8%	396,937	-13%

* Core deposits
exclude all certificates
of deposit.

                  The Company adopted a defensive balance sheet strategy  as a result of the economic downturn, with a resulting 5% decrease in loans between June 30, 2008 and the prior year. Net loans were relatively constant on a linked quarter basis, amounting to $784 million at period end. Management believes that there will be meaningful loan growth by year end 2008, subject to stringent underwriting requirements. Core deposits, which exclude all certificates of deposit, increased to $347 million at June 30, 2008, an increase of $24.5 million, or 8% from March 31, 2008. A decrease compared to the prior year reflected intentional  reductions of higher cost deposits.

Lending

Gross loans amounted to $791 million, a decrease of $7 million or  1% compared to  March 31, 2008. The composition of the Company’s loan portfolio is as follows:

		% of		% of	$		% of
	6/30/08	Total	3/31/08	Total	Incr/(Decr)	6/30/07	Total
Commercial:
Real estate secured	$ 466,328	59%	$ 462,058	58%	$ 4,270	$ 485,048	58%
Construction & land development	220,104	28%	226,317	28%	(6,213)	242,602	29%
Non real estate secured	75,053	9%	75,949	9%	(896)	76,533	9%
Non real estate unsecured	2,676	0%	5,878	1%	(3,202)	6,856	1%
Total commercial	764,161	96%	770,202	96%	(6,041)	811,039	97%
Residential real estate	5,870	1%	5,915	1%	(45)	6,050	1%
Consumer & other	20,844	3%	21,384	3%	(540)	19,509	2%
Gross loans	$ 790,875	100%	$ 797,501	100%	$ (6,626)	$ 836,598	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	6/30/08	3/31/08	6/30/07
Nonperforming assets/total assets	1.84%	1.95%	1.67%
Net loan charge-offs/average total loans	1.73%	2.05%	0.37%
Loan loss reserve/gross loans	0.85%	1.27%	0.92%
Nonperforming loan coverage	215%	331%	46%
Nonperforming assets/capital and reserves	20%	22%	20%

Non-performing assets at June 30, 2008 totaled $17.4 million, or 1.84% of total assets compared to $19.5 million or 1.95% of total assets at March 31, 2008 and $17.1 million or 1.67% of total assets a year ago. The reduction at June 30, 2008 compared to the prior quarter, reflected the sale of several OREO properties.

Core Deposits

Core deposits by type of account are as follows:

						2nd Qtr 2008
			%		%	Cost of
	6/30/08	3/31/08	Change	6/30/07	Change	Funds
Demand non-interest-bearing	$ 77,404	$ 80,440	-4%	$ 83,049	-7%	0.00%
Demand interest-bearing	30,167	32,845	-8%	38,942	-23%	0.89%
Money market and savings	239,314	209,148	14%	274,946	-13%	2.61%
Total core deposits	$ 346,885	$ 322,433	8%	$ 396,937	-13%	1.83%

Core deposits, which exclude all certificates of deposit, increased to $347 million at June 30, 2008, an increase of $24.5 million or 8%  from March 31, 2008. A decrease compared to the prior year reflected intentional reductions of higher cost deposits.

Capital

The Company’s capital ratios at June 30, 2008 were:

	Republic	Regulatory Guidelines
	First	"Well Capitalized"
Leverage Ratio	10.69%	5.00%
Tier I	11.63%	6.00%
Total Capital	12.41%	10.00%

	Three months ended			Six months ended
	6/30/08	3/31/08	6/30/07	6/30/08	6/30/07
Return on equity	6.12%	-13.90%	10.18%	-4.02%	10.71%

Total shareholders’ equity stood at $78.4 million with a book value per share of $7.43 at June 30, 2008, based on common shares of approximately 10.6 million.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC).  The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the						At or for the
	Three months ended					Six months ended
			%		%			%
(in thousands, except per share amounts)	6/30/08	3/31/08	Change	6/30/07	Change	6/30/08	6/30/07	Change
Income Statement Data:
Net interest income	$ 7,004	$ 7,222	-3%	$ 7,510	-7%	$ 14,226	$ 15,075	-6%
Provision for loan losses	43	5,812	-99%	63	-32%	5,855	143	3994%
Noninterest income	836	665	26%	755	11%	1,501	1,395	8%
Total revenues	7,840	7,887	-1%	8,265	-5%	15,727	16,470	-5%
Noninterest operating expenses	6,061	6,448	-6%	5,283	15%	12,509	10,278	22%
Net income	1,189	(2,778)	-143%	1,968	-40%	(1,589)	4,072	-139%
Per Common Share Data:
Net income: Basic	$ 0.11	$ (0.27)	-141%	$ 0.19	-42%	$ (0.16)	$ 0.39	-141%
Net income: Diluted	0.11	(0.27)	-141%	0.18	-39%	(0.16)	0.38	-142%
Book Value
Weighted average shares outstanding:
Basic	10,445	10,364		10,448		10,404	10,447
Diluted	10,862	10,504		10,738		10,693	10,749
Balance Sheet Data:
Total assets	$947,589	$999,163	-5%			$947,589	$1,024,580	-8%
Loans (net)	784,115	787,345	0%			784,115	828,937	-5%
Allowance for loan losses	6,760	10,156	-33%			6,760	7,661	-12%
Investment securities	84,572	86,360	-2%			84,572	86,882	-3%
Total deposits	728,559	749,532	-3%			728,559	798,170	-9%
Core deposits*	346,885	322,433	8%			346,885	396,937	-13%
Trust preferred	22,476	11,341	98%			22,476	11,341	98%
Stockholders' equity	78,399	77,677	1%			78,399	77,469	1%
Capital:
Stockholders' equity to total assets	8.27%	7.77%				8.27%	7.56%
Leverage ratio	10.69%	9.23%				10.69%	9.18%
Risk based capital ratios:
Tier 1	11.63%	9.96%				11.63%	9.91%
Total Capital	12.41%	11.10%				12.41%	10.76%
Performance Ratios:
Cost of funds	2.96%	3.51%		4.42%		3.23%	4.41%
Deposit cost of funds	2.98%	3.51%		4.27%		3.23%	4.22%
Net interest margin	3.19%	3.19%		3.26%		3.19%	3.30%
Return on average assets	0.51%	-1.16%		0.81%		-0.33%	0.85%
Return on average total stockholders' equity	6.12%	-13.90%		10.18%		-4.02%	10.71%
Asset Quality
Net charge-offs to average loans outstanding	1.73%	2.05%				1.89%	0.13%
Nonperforming assets to total period-end assets	1.84%	1.95%				1.84%	1.67%
Allowance for loan losses to total period-end loans	0.85%	1.27%				0.85%	0.92%
Allowance for loan losses to nonperforming loans	215%	331%				215%	46%
Nonperforming assets to capital and reserves	20%	22%				20%	20%

* Core deposits exclude certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2008			March 31, 2008			June 30, 2007
Interest-earning assets:
		Interest			Interest			Interest
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Federal funds sold
and other interest-
earning assets	$ 10,618	$ 58	2.20%	$ 12,271	$ 96	3.15%	$ 12,785	$ 169	5.30%
Securities	82,392	1,167	5.67%	87,545	1,313	6.00%	97,328	1,428	5.87%
Loans receivable	797,233	12,160	6.13%	817,702	13,453	6.62%	821,173	15,657	7.65%
Total interest-earning assets	890,243	13,385	6.05%	917,518	14,862	6.51%	931,286	17,254	7.43%

Other assets	55,336			42,977			39,124

Total assets	$ 945,579			$ 960,495			$ 970,410

Interest-bearing liabilities:
Demand-non interest
bearing	$ 74,126			$ 83,393			$ 77,010
Demand interest-bearing	31,236	$ 69	0.89%	41,993	$ 146	1.40%	40,577	$ 118	1.17%
Money market & savings	211,281	1,371	2.61%	207,571	1,667	3.23%	307,512	3,532	4.61%
Time deposits	441,069	4,169	3.80%	384,040	4,440	4.65%	353,792	4,650	5.27%
Total deposits	757,712	5,609	2.98%	716,997	6,253	3.51%	778,891	8,300	4.27%
Total interest-bearing
deposits	683,586	5,609	3.30%	633,604	6,253	3.97%	701,881	8,300	4.74%

Other borrowings	101,186	715	2.84%	151,552	1,326	3.52%	99,873	1,377	5.53%

Total interest-bearing
liabilities	$ 784,772	$ 6,324	3.24%	$ 785,156	$ 7,579	3.88%	$ 801,754	$ 9,677	4.84%
Total deposits and
other borrowings	858,898	6,324	2.96%	868,549	7,579	3.51%	878,764	9,677	4.42%

Non interest-bearing
liabilities	8,532			11,558			14,086
Shareholders' equity	78,149			80,388			77,560
Total liabilities and
shareholders' equity	$ 945,579			$ 960,495			$ 970,410

Net interest income		$ 7,061			$ 7,283			$ 7,577
Net interest spread			2.81%			2.63%			2.59%

Net interest margin			3.19%			3.19%			3.26%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
	June 30, 2008			June 30, 2007
Interest-earning assets:
		Interest			Interest
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Federal funds sold
and other interest-
earning assets	$ 11,444	$ 154	2.71%	$ 16,257	$ 404	5.01%
Securities	84,969	2,480	5.84%	103,414	3,037	5.87%
Loans receivable	807,468	25,613	6.38%	810,003	30,957	7.71%
Total interest-earning assets	903,881	28,247	6.28%	929,674	34,398	7.46%

Other assets	51,107			38,595

Total assets	$ 954,988			$ 968,269

Interest-bearing liabilities:
Demand-non interest
bearing	$ 80,710			$ 77,729
Demand interest-bearing	36,615	$ 215	1.18%	42,184	$ 218	1.04%
Money market & savings	209,426	3,038	2.92%	288,362	6,554	4.58%
Time deposits	412,554	8,609	4.20%	341,752	8,921	5.26%
Total deposits	739,305	11,862	3.23%	750,027	15,693	4.22%
Total interest-bearing
deposits	658,595	11,862	3.62%	672,298	15,693	4.71%

Other borrowings	126,369	2,041	3.25%	127,458	3,496	5.53%

Total interest-bearing
liabilities	$ 784,964	$ 13,903	3.56%	$ 799,756	$ 19,189	4.84%
Total deposits and
other borrowings	865,674	13,903	3.23%	877,485	19,189	4.41%

Non interest-bearing
liabilities	9,818			14,142
Shareholders' equity	79,496			76,642
Total liabilities and
shareholders' equity	$ 954,988			$ 968,269

Net interest income		$ 14,344			$ 15,209
Net interest spread			2.72%			2.62%

Net interest margin			3.19%			3.30%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)
				Year
	Three months ended			ended	Six months ended
(dollar amounts in thousands)	6/30/08	3/31/08	6/30/07	12/31/07	6/30/08	6/30/07

Balance at beginning of period	$ 10,156	$ 8,508	$ 8,355	$ 8,058	$ 8,508	$ 8,058
Provisions charged to operating expense	43	5,812	63	1,590	5,855	143
	10,199	14,320	8,418	9,648	14,363	8,201

Recoveries on loans charged-off:
Commercial	-	117	72	81	117	81
Tax refund loans	-	69	49	283	69	256
Consumer	-	2	-	2	2	1
Total recoveries	-	188	121	366	188	338

Loans charged-off:
Commercial	(3,434)	(4,344)	(876)	(1,503)	(7,778)	(876)
Tax refund loans	-	-	-	-	-	-
Consumer	(5)	(8)	(2)	(3)	(13)	(2)

Total charged-off	(3,439)	(4,352)	(878)	(1,506)	(7,791)	(878)

Net charge-offs	(3,439)	(4,164)	(757)	(1,140)	(7,603)	(540)

Balance at end of period	$ 6,760	$ 10,156	$ 7,661	$ 8,508	$ 6,760	$ 7,661

Net charge-offs as a percentage of
average loans outstanding	1.73%	2.05%	0.37%	0.14%	1.89%	0.13%

Allowance for loan losses as a percentage of
period-end loans	0.85%	1.27%	0.92%	1.04%	0.85%	0.92%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Nonaccrual loans:
Commercial real estate	$ 2,366	$ 2,427	$ 14,757	$ 13,986	$ 688
Construction	-	-	6,747	10,902	15,369
Consumer and other	780	640	776	547	555
Total nonaccrual loans	3,146	3,067	22,280	25,435	16,612

Loans past due 90 days or more
and still accruing	-	-	-	-	-
Renegotiated loans	-	-	-	-	-

Total nonperforming loans	3,146	3,067	22,280	25,435	16,612

Other real estate owned	14,245	16,378	3,681	42	499

Total nonperforming assets	$ 17,391	$ 19,445	$ 25,961	$ 25,477	$ 17,111

Nonperforming loans to total loans	0.40%	0.38%	2.71%	3.02%	1.99%

Nonperforming assets to total assets	1.84%	1.95%	2.55%	2.45%	1.67%

Nonperforming loan coverage	215%	331%	38%	35%	46%

Allowance for loan losses as a percentage
of total period-end loans	0.85%	1.27%	1.04%	1.04%	0.92%

Nonperforming assets/capital plus allowance for loan losses	20%	22%	29%	29%	20%